Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                          For the Month of April 1998
                       Distribution Date of May 15, 1998
                            Servicer Certificate #7

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $416,657,273.79
Beginning Pool Factor                                           0.8333239

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,940,136.37
     Interest Collected                                     $3,426,218.55

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,225,572.81
Total Additional Deposits                                   $1,225,572.81

Repos / Chargeoffs                                            $770,176.40
Aggregate Number of Notes Charged Off                                  70

Total Available Funds                                      $16,591,927.73

Ending Pool Balance                                       $403,946,961.02
Ending Pool Factor                                              0.8079030

Servicing Fee                                                 $347,214.39

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,364,505.12
     Target Percentage                                               5.25%
     Target Balance                                        $21,207,215.45
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($2,157,289.67)
     Ending Balance                                        $21,207,215.45

Current Weighted Average APR:                                       9.961%
Current Weighted Average Remaining Term (months):                   44.71

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days            $2,050,782.58     1,709
                                31 - 60 days             $373,341.72       318
                                60+  days                $130,128.96        70

     Total:                                            $2,554,253.26     1,714

     Balances:                  60+  days              $2,773,770.75        70

Memo Item - Reserve Account
     Prior Month                                      $21,874,506.87
+    Invest. Income                                       $93,706.78
+    Excess Serv.                                      $1,396,291.47
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,364,505.12

Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of April 1998

                                                                              NOTES
                                                (Money Market)
                                     TOTAL       CLASS A - 1       CLASS A - 2      CLASS A - 3     CLASS A - 4    CLASS B NOTES
                               $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%           0.00%            0.00%            0.00%           0.00%
     Coupon                                               5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance         $416,657,273.79
Ending Pool Balance            $403,946,961.02

Collected Principal             $11,940,136.37
Collected Interest               $3,426,218.55
Charge - Offs                      $770,176.40
Liquidation Proceeds/Recoveries  $1,225,572.81
Servicing                          $347,214.39
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $16,244,713.34

Beginning Balance              $416,657,273.79   $23,657,273.79  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00

Interest Due                     $2,138,109.10      $112,805.77     $466,553.33      $682,000.00      $784,875.00      $91,875.00
Interest Paid                    $2,138,109.10      $112,805.77     $466,553.33      $682,000.00      $784,875.00      $91,875.00
Principal Due                   $12,710,312.77   $12,710,312.77           $0.00            $0.00            $0.00           $0.00
Principal Paid                  $12,710,312.77   $12,710,312.77           $0.00            $0.00            $0.00           $0.00

Ending Balance                 $403,946,961.02   $10,946,961.02  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Note / Certificate Pool Factor                           0.1023          1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions             $14,848,421.87   $12,823,118.54     $466,553.33      $682,000.00      $784,875.00      $91,875.00

Interest Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                 $1,396,291.47
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $23,364,505.12
(Release) / Draw                ($2,157,289.67)
Ending Reserve Acct Balance     $21,207,215.45

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                4                  3                 2                 1
                                Dec-97           Jan-98             Feb-98            Mar-98            Apr-98
Beginning Pool Balance     $473,462,264.08    $457,614,248.57   $445,650,559.34   $430,187,475.40   $416,657,273.79

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $290,370.34        $845,634.17       $984,569.70       $654,699.79       $770,176.40
Recoveries                     $125,776.80         $80,339.40       $865,568.93       $476,944.76     $1,225,572.81

Total Charged Off (Months 5, 4, 3)              $2,120,574.21
Total Recoveries (Months 3, 2, 1)               $2,568,086.50
Net Loss / (Recoveries) for 3 Mos                ($447,512.29)(a)

Total Balance (Months 5, 4, 3)              $1,376,727,071.99(b)

Loss Ratio Annualized  [(a/b) * (12)]                -0.39007%

Trigger:  Is Ratio > 1.5%                                  No
                                                                    Feb-98            Mar-98            Apr-98

B)   Delinquency Trigger:                                          2,784,128.37      3,029,282.80      2,773,770.75
     Balance delinquency 60+ days                                      0.62473%          0.70418%          0.66572%
     As % of Beginning Pool Balance                                    0.52806%          0.62880%          0.66488%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                    4.24149%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer